UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2001


                              Piranha, Inc.
-------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


Delaware                        0-20190                    36-3859518
(State or other jurisdiction    (Commission File           (I.R.S.Employer
of incorporation)               Number)                    Identification No.)

2425 N. Central Expressway, Suite 480, Richardson, TX         75080
(Address of principal executive offices)                      (Zip Code)



(Registrant's telephone number, including area code: (972) 739-0373





(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

         On July 19, 2001, the Company and Feldman, Sherb & Co., P.C., (the "Accountants") mutually agreed to terminate the Accountant's engagement by the Company as the Company's independent auditors. The Company's board of directors approved this decision.

         The Accountant's report, dated April 27, 2001, which related to the consolidated balance sheet of the Company as of December 31, 2000, and the related consolidated statement of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999 contained the following paragraph:

                 The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         On April 16, 2001, the Accountant became aware of and informed the Company's Board of Directors that in June 2000 the Company's Chief Financial Officer, Richard S. Berger, who is also a director, had wired $675,000 from a Company bank account to an unknown entity described as American National Bank "escrow account." Prior to April 16, 2001, $200,000 of this amount had been deposited back into one of the Company's back accounts. These transactions were made without the approval or knowledge of the other directors.

                 Other than the oral discussions referred to above:

                 (a) During the registrant's two most recent fiscal years and any subsequent interim period there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized the Accountant to respond fully to the inquiries of the successor accountant, which as of the date hereof has not been appointed.

                 (b) The Accountant expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in
         Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                           (i) the Accountant has not advised the registrant
                 that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

                           (ii) the Accountant has not advised the registrant
                 that information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                           (iii) the Accountant has not advised the registrant
                 of the need to expand significantly the scope of its audit, or notified the registrant that information has come to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

                           (iv) the Accountant has not advised the registrant
                 that information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of either

                 (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.



                 (e) The registrant has provided the Accountant with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. The registrant has requested that the Accountant furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant. The Company has appended such letter hereto as Exhibit 16.

Item 7. Financial Statements and Exhibits.

Exhibit 16. Letter re change in certifying accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: July 20, 2001
                                      Piranha, Inc.


                                      /s/ Edward W. Sample
                                      -----------------------------------------
                                      Edward W. Sample, Chief Executive Officer